UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2007

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04               Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 11, 2007, The Ryland Group, Inc. (the “Company”) provided notice to The Bank of New York (the “Trustee”), that the Company is redeeming $75.0 million of its outstanding $150.0 million principal amount 5 3/8% Senior Notes due 2008 (the “Notes”) on August 10, 2007, in accordance with the terms of the indenture governing the Notes.  Aggregate principal amount of $75.0 million of the Notes will be redeemed at a redemption price equal to the greater of 100% of their principal amount or the present value of the Remaining Scheduled Payments on the notes being redeemed, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 30 basis points (0.30%) to be paid along with accrued and unpaid interest on August 10, 2007.  Holders of the Notes will receive a notice of redemption setting forth the redemption procedures.

A copy of the press release issued today by the Company announcing the redemption is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 99	Press release dated June 11, 2007 announcing a partial redemption of the Company’s 5 3/8% Senior Notes due June 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: June 11, 2007	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated June 11, 2007 announcing a partial redemption of the Company’s 5 3/8% Senior Notes due June 2008